THIRD AMENDMENT TO CREDIT ADDENDUM

            THIS THIRD AMENDMENT TO CREDIT ADDENDUM (the “Amendment”) is made effective as of May 1, 2013 (the “Effective Date”), by and between USG NEVADA LLC, a Delaware limited liability company (“Owner”), and SAIC CONSTRUCTORS, LLC, an Oklahoma limited liability company formerly known as Benham Constructors, LLC (“Contractor”).

RECITALS

A.

Owner and Contractor entered into that certain Credit Addendum to Engineering, Procurement and Construction Contract dated August 27, 2010, as amended by that certain First Amendment to Credit Addendum dated as of May 20, 2011 and the Second Amendment to Credit Addendum dated as of January 25, 2012 (the “Credit Addendum”), for the construction of the Project and related construction financing to be provided by Contractor to Owner for the construction of the Project. All capitalized terms which are not otherwise defined herein shall have those meanings set forth in the Credit Addendum.

B.

As of the Effective Date, as partial payment of the indebtedness outstanding under the Credit Addendum, Owner has (i) between February 1, 2013 and the Effective Date, delivered cash payments in the aggregate amount of $1,000,000 to Contractor, (ii) performed certain work on behalf of Contractor with an aggregate value of $175,000, and (iii) delivered a loan agreement and accompanying promissory note evidencing indebtedness to Contractor in the principal amount of $2,000,000 duly executed by USG Nevada Holdings LLC, a Delaware limited liability company, and a guaranty of such indebtedness by U.S. Geothermal, Inc., an Idaho corporation (“Parent”).

C.	Owner and Contractor desire to amend the Credit Addendum as set forth herein.

AGREEMENT

            NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained in this Amendment which are incorporated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Contractor hereby agree to amend the Credit Addendum, as follows:

1.	Payment Terms; Promissory Note. Section 1 of the Credit Addendum is hereby deleted and superseded in its entirety and replaced with the following section:

1.

Payment Terms; Promissory Note. Owner and Contractor agree that as of the Effective Date Owner’s aggregate indebtedness under the EPC Contract is $26,350,000 which amount is the total indebtedness of Owner to Contractor and includes all principal, accrued interest, fees and all other amounts Owner owes Contractor under the Credit Addendum (the “Indebtedness Amount”). The Indebtedness Amount shall be payable by Owner as follows: (a) on the Effective Date, Owner shall pay Contractor $1,350,000, which shall be applied to the Indebtedness Amount; and (b) Owner shall execute and deliver an Amended and Restated Promissory Note in the principal amount of $25,000,000, bearing interest at the rate of 10.0% per annum (the “Note”). Pursuant to the terms of the Note, Owner shall pay Contractor the amount of $300,000 on the first day of each calendar month until November 15, 2013 (the “Maturity Date”). On the Maturity Date, Owner shall pay Contractor all outstanding principal and accrued interest under the Note. If Owner fails to make any such payments when due hereunder or under the Note, the unpaid balance of the Note shall accrue interest from the date of such failure until paid at the rate of 12.5% per annum. Owner is currently in negotiations for a senior secured loan. Contractor agrees to use its best efforts to support Owner in its pursuit of such loan.

2.	Financial Statements, Reports and Documents. Section 5.13 of the Credit Addendum is hereby amended by adding the following as new subsection (d):

(d)

Monthly Statements. As soon as available, and in any event within 30 days after the end of each calendar month, copies of the unaudited balance sheet of Owner, as of the end of such month, and the unaudited statements of income and cash flow of Owner for such month and for the portion of the calendar year ending with such period all in reasonable, and certified by the Chief Financial Officer of Owner as being true and correct and as having been prepared in accordance with GAAP consistently applied, subject to year end audit adjustments.

3.	Form of Note. The Note contemplated by Section 1 above shall be in the form of Exhibit A to this Amendment.

4.	Representations and Warranties of Owner. By its execution and delivery hereof, Owner represents and warrants that, as of the date hereof:

(a)        the representations and warranties contained in the Credit Addendum and the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;

(b)        no event has occurred and is continuing which constitutes a Default or Event of Default, nor will any Default or Event of Default result from Owner’s execution, delivery, and performance of this Amendment; and

(c)        the execution, delivery, and performance of this Amendment by Owner will not conflict with, result in a beach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, instrument, or other arrangement to which Owner is a party or bound or to which any of its assets are subject.

5.	Representations and Warranties of Contractor. By its execution and delivery hereof, Contractor represents and warrants that, as of the date hereof:

(a)        the representations and warranties of Contractor contained in the Credit Addendum and the other Loan Documents are true and correct in all material respects (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects) on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

(b)        the execution, delivery, and performance of this Amendment by Contractor will not conflict with, result in a beach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, instrument, or other arrangement to which Contractor is a party or bound or to which any of its assets are subject.

6.

Guarantor’s Acknowledgment. By signing below, Parent (i) acknowledges, consents, and agrees to the execution, delivery and performance by Owner of this Amendment, (ii) acknowledges and agrees that its obligations in respect of the Amended and Restated Change in Control Guaranty dated as of October 13, 2010 (the “Guaranty”) are not released, diminished, waived, modified, impaired, or affected in any manner by this Amendment, or any of the provisions contemplated herein, (iii) ratifies and confirms its obligations under the Guaranty, and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, the Guaranty.

7.	Miscellaneous.

(a)        Effect of Amendment. The Credit Addendum and this Amendment shall be in full force and effect only upon the execution of this Amendment by all parties. In the event of conflict between the terms and conditions of the Credit Addendum and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights or remedies of either party under the Credit Addendum or any of the other Loan Documents, and shall not alter, modify, amend, or in any way affect the terms, conditions, obligations, covenants, or agreements contained in the Credit Addendum or the other Loan Documents, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect.

(b)        Entire Agreement. The Credit Addendum, together with this Amendment, embodies the entire understanding between Owner and Contractor with respect to its subject matter and supersedes any prior agreements, negotiations, and communications, oral or written. No subsequent agreement, representation, or promise made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby. This Amendment and the Credit Addendum can be changed only by an instrument in writing signed by Owner and Contractor.

(c)        Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original but all of which, taken together, shall constitute one in the same Amendment.

[Signature Page Follows]

            IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first set forth above.

OWNER:	USG NEVADA LLC,
a Delaware limited liability company

By: ___________________________________________________
Name: ___________________________________________
Title: ___________________________________________

CONTRACTOR:	SAIC CONSTRUCTORS, LLC,
an Oklahoma limited liability company

By: ___________________________________________________
Name: ___________________________________________
Title: ___________________________________________

GUARANTOR:	U.S. GEOTHERMAL, INC.
a Delaware corporation

By: ___________________________________________________
Name: ___________________________________________
Title: ___________________________________________

[Signature Page to Third Amendment to Credit Addendum]

EXHIBIT A

AMENDED AND RESTATED PROMISSORY NOTE

AMENDED AND RESTATED
PROMISSORY NOTE

$25,000,000	May 1, 2013

            For value received, USG NEVADA LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of SAIC CONSTRUCTORS, LLC, an Oklahoma limited liability company formerly known as Benham Constructors, LLC (“Lender”), at Lender’s principal office in Oklahoma City, Oklahoma, or at such other place as the holder of this Amended and Restated Promissory Note (this “Promissory Note”) may direct, in lawful money of the United States of America, in accordance with the provisions of the Credit Addendum to Engineering, Procurement and Construction Agreement between Borrower and Lender dated as of August 27, 2010, as amended by the First Amendment to Credit Addendum dated as of May 20, 2011, the Second Amendment to Credit Addendum dated as of January 25, 2012, and the Third Amendment to Credit Addendum dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Addendum”), the principal amount of $25,000,000, together with interest thereon at the rate of 10.0% per annum, in accordance with the amortization schedule attached hereto as Exhibit A. Capitalized terms not defined in this Promissory Note have the same meaning as given in the Addendum.

            1.        Payment Terms. All indebtedness evidenced by this Promissory Note shall be due and payable in the amounts and at the times stated in the Addendum. For the purpose of computing interest under this Promissory Note, payments of all or any portion of the indebtedness owing under this Promissory Note will not be deemed to have been made until such payments are received by the holder of this Promissory Note in collected funds. Except as otherwise provided in the Addendum, each payment received by the holder hereof shall be applied first to unpaid costs and expenses incurred and payable under the terms of this Promissory Note, then next to unpaid accrued interest owing on this Promissory Note, then next with the remainder applied to the principal unpaid balance of this Promissory Note.

            2.        Prepayment. The outstanding indebtedness owing under this Promissory Note may be prepaid in whole or partial prepayments at any time or from time to time without premium or penalty.

            3.        Benefits. This is the Promissory Note referred to in the Addendum, and is issued pursuant to all the terms and provisions of the Addendum. The holder of this Promissory Note is entitled to the benefits of the Addendum and the Loan Documents, and may enforce the agreements contained therein and exercise the rights provided for thereby or otherwise in respect thereof, all in accordance with the terms thereof. Reference to the Addendum shall not affect or impair the absolute unconditional obligation of Borrower to pay the principal of, interest on, and any additional payment in connection with, this Promissory Note when due.

            4.        Acceleration. Upon the occurrence of an Event of Default under the Addendum or a default or event of default in or under any Loan Document, the holder of this Promissory Note, at the holder’s option, may declare immediately due and payable the entire unpaid principal balance of, and all accrued and unpaid interest on, this Promissory Note, and exercise any or all other rights provided in the Addendum and Security Documents, or at law or in equity, without notice, formal demand or presentment, all of which are hereby waived by Borrower.

            5.        Maximum Rate. Regardless of any provision contained in this Promissory Note or the Addendum, Lender shall never be entitled to contract for, charge, receive, collect or apply as interest on this Promissory Note any amount in excess of the maximum rate of interest provided under applicable Nevada law (the “Maximum Rate”), and, in the event that the holder of the Promissory Note ever receives, collects or applies as interest any such excess, the amount which would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Promissory Note is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Lender and Borrower shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary and mandatory prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term of the Promissory Note; provided that, if the entire unpaid principal balance together with all accrued interest thereon are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, Lender shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal amount of the Promissory Note, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of the Maximum Rate.

            6.        Right of Setoff. Upon the occurrence of an Event of Default, Borrower grants to the holder of this Promissory Note the right to set off against the indebtedness evidenced by or owing under this Promissory Note any and all of such holder’s liabilities to Borrower, if any, and all money or property in the holder’s possession held for or owed to Borrower.

            7.        Waiver. Except as otherwise expressly provided in this Promissory Note or in the Loan Documents, Borrower and all sureties, endorsers and guarantors of this Promissory Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Promissory Note or enforcing any of the security herefor, (ii) agree to any substitution, exchange or release of any such security or the release of any party primarily or secondarily liable herefor, (iii) agree that it will not be necessary for any holder hereof, in order to enforce payment of this Promissory Note by such holder, to first institute suit or exhaust its remedies against Borrower or others liable herefor, or to enforce its rights against any security herefor, and (iv) consent to any and all extensions for any period, renewals or postponements of time of payment of this Promissory Note or any other indulgences with respect hereto, without notice thereof to any of them.

            8.        Attorneys’ Fees. If this Promissory Note is collected by legal proceedings or through a probate or bankruptcy court, or is placed in the hands of an attorney for collection upon acceleration or after maturity, no matter how maturity or acceleration is brought about, Borrower agrees to pay the reasonable attorneys’ fees and all other collection costs incurred by the holder of this Promissory Note.

2

            9.        Governing Law; Venue. This Promissory Note shall be construed in accordance with and governed by the laws of the State of Nevada. Any action related to this Promissory Note shall be brought in any state or federal court located in Washoe County, Nevada, and the parties submit to the jurisdiction of such courts for such purpose.

            10.        Restatement of Note. This Promissory Note is executed and delivered not in payment of the indebtedness evidenced by the Promissory Note dated August 27, 2010 in the original principal amount of $24,553,000 executed and delivered by Borrower, but to evidence and restate the amended terms of the original indebtedness. This Note is not a novation.

[Signature Page Follows]

3

            IN WITNESS WHEREOF, Borrower has executed this Amended and Restated Promissory Note as of the date and year first above written.

USG NEVADA LLC,
a Delaware limited liability company

By: ___________________________________________________
Name: ______________________________________________
Title: ______________________________________________

[Signature Page to Amended and Restated Promissory Note]

EXHIBIT A

AMORTIZATION SCHEDULE

Principal		Rate		Term	Payment
25,000,000		10%		143	$300,000

PAYMENT	MONTHLY	CUM.		CUM.
NUMBER	PRINCIPAL	PRINCIPAL	INTEREST	INTEREST	PAYMENT
		$25,000,000
1-May-13	91,667	24,908,333	208,333	208,333	300,000
1-Jun-13	92,431	24,815,903	207,569	415,903	300,000
1-Jul-13	93,201	24,722,702	206,799	622,702	300,000
1-Aug-13	93,977	24,628,724	206,023	828,724	300,000
1-Sep-13	94,761	24,533,964	205,239	1,033,964	300,000
1-Oct-13	95,550	24,438,414	204,450	1,238,414	300,000
1-Nov-13	48,173	24,390,240	101,827	1,340,240	150,000

Note:	Last Payment on Nov 1 is one half a month's payment for 15 days to the end of the Note's term at Nov 15, 2013 when the remaining principal is due in full.

[Signature Page to Amended and Restated Promissory Note]